SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K
____________________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 10, 2012
____________________________

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)
___________________________

Delaware
(State or other jurisdiction of Incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification No.)
Three Giralda Farms Madison, NJ 07940	07940
(Address of principal executive offices)	(Zip Code)

(973) 520-2700
(Registrant’s telephone number, including area code)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction a.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On May 10, 2012, the Compensation Committee of the Board of Directors of Quest Diagnostics Incorporated (the “Company”) amended and restated the Company’s Executive Officer Severance Plan (“Plan”) to eliminate the excise tax gross-up on Internal Revenue Code Section 280G “excess parachute payments” that was previously provided to certain participants under the Plan.  As amended and restated, the Plan will entitle eligible Plan participants to the better after-tax result of (i) a reduction of any payments and benefits under the Plan to the so-called “Section 280G safe harbor amount” (i.e., the maximum amount that would be payable to a participant without giving rise to the excise tax) or (ii) no reduction of payments and benefits under the Plan with payment by the participant of any applicable excise tax.

As amended and restated, the Plan also includes Stephen H. Rusckowski, the Company’s President and Chief Executive Officer, as a Schedule A participant under the Plan (as previously described in the Company’s Form 8-K filed on April 11, 2012).

The amended and restated Plan is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description

10.1                      Amended and Restated Quest Diagnostics Incorporated Executive Severance Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

May 16, 2012

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ William J. O’Shaughnessy, Jr.
William J. O’Shaughnessy, Jr.
Assistant General Counsel and Secretary